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                                                                     EXHIBIT 4.4


                                 NEW FOCUS, INC.

                            1990 INCENTIVE STOCK PLAN

                            (AS AMENDED MAY 4, 1998)


      1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel, to provide additional incentive to the Employees of New Focus, Inc. (the "Company") and to promote the success of the Company's business.

            Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement. The Board also has the discretion to grant Stock Purchase Rights.

      2. Definitions. As used herein, the following definitions shall apply:

            (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

            (b) "Board" means any Committees if one has been appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan, or the Board of Directors of the Company, if no Committee is appointed.

            (c) "Code" means the Internal Revenue Code of 1986, as amended.

            (d) "Company" means New Focus, Inc., a California corporation.

            (e) "Committee" means the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan, if one is appointed.

            (f) "Consultant" means any person performing services for the benefit of the Company or any Parent or Subsidiary as a director, an independent consultant or advisor; provided that if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

            (g) "Continuous Status as an Employee or Consultant" means the absence of any interruption or termination of the employment or consulting relationship, as applicable. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute or unless otherwise provided pursuant to formal policy adopted from time to time by the Company and issued and promulgated to Employees in writing; or
(iv) in the case of transfers between locations of the Company or between the Company, its Parent or its Subsidiaries.

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            (h) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment", by the Company.

            (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (j) "Fair Market Value" means the value of Common Stock determined as follows:

                     (i) The Common Stock is listed on any established stock exchange or a national market system, included without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock where the closing bid, if no sales were reported, as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) for the last trading day prior to the time of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable.

                     (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock for the last day on which there are quoted prices prior to the time of determination, or;

                     (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

            (k) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

            (l) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

            (m) "Option" means a stock option granted pursuant to the Plan.

            (n) "Optioned Stock" means the Stock subject to an Option.

            (o) "Optionee" means an Employee or Consultant who receives an Option.

            (p) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 425(e) of the Code.

            (q) "Plan" means this 1990 Incentive Stock Plan.

            (r) "Purchaser" means an Employee or Consultant who exercises a Stock Purchase Right.


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            (s) "Share" means a share of the Stock, as adjusted in accordance with Section II of the Plan.

            (t) "Stock" means the Common Stock of the Company.

            (u) "Stock Purchase Right" means a right to purchase Stock pursuant to the Plan or the right to receive a bonus of stock for past services rendered.

            (v) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

      In addition, the term "Rule 16b-3" and the term "Insiders" shall have the meaning set forth, respectively, in Sections 4 and 8 below.

      3. Stock Subject to the Plan. Subject to the provisions of Section II of the Plan, the maximum aggregate number of shares under the Plan is TWO MILLION FOUR HUNDRED THOUSAND SEVENTY-FIVE (2,475,000) shares of Stock. The Shares may be authorized, but unissued, or reacquired Stock.

            If an Option or Stock Purchase Right should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant or sale under the Plan. Shares issued under the Plan and later repurchased by the Company in connection with the Company's right to repurchase unvested shares shall become available for future grant or sale under the Plan.

      4. Administration of the Plan. The Plan shall be administered by the Board.

            (a) Administration Prior to Registration. Subject to subsection (b), the Board may appoint a Committee consisting of not less than two members of the Board, to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. Members of the Board who are either eligible for Options or Stock Purchase Rights or who have been granted Options or Stock Purchase Rights may vote on any matters affecting the administration of the Plan or the grant of any Options or Stock Purchase Rights pursuant to the Plan, except that no such member shall act upon the granting of an Option or Stock Purchase Right to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or Committee during which action is taken with respect to the granting of Options or Stock Purchase Rights to said Board or Committee member.

            (b) Administration After Registration. Notwithstanding the foregoing subparagraph (i), if and in any event the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, from the effective date of such registration until six months after the termination of such registration, the Plan shall be administered as follows:

                  (i) Administration With Respect to Directors and Officers. With respect to grants of Options or Stock Purchase Rights to Employees who are also officers and directors of


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the Company, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act, or any successor rule thereto ("Rule 16b-3"), with respect to a plan intended to qualify under Rule 16b-3 as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

                     (ii) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

                     (iii) Administration With Respect to Other Employees.
With respect to grants of Options or Stock Purchase Rights to Employees who are neither directors nor officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of California corporate and securities laws and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time The Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

            (c) Powers of the Board. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonstatutory Stock Options or Stock Purchase Rights; (ii) to determine, in accordance with Section 1(j) of the Plan, the Fair Market Value of the Stock; (iii) to determine the exercise price per Share of Options, or Stock Purchase Rights, to be granted, which exercise pro shall be determined in accordance with Section 7 of the Plan; (iv) to determine the Employees and Consultants to whom, and the time or times at which, Options or Stock Purchase Rights shall be granted and the number of Shares to be represented by each Option or Stock Purchase Right; (v) to interpret the Plan;
(vi) to prescribe, amend and rescind rules and regulations relating to the Plan;
(vii) to determine the terms and provisions of each Option or Stock Purchase Right granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option or Stock Purchase Right; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (ix) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or


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Stock Purchase Right previously granted by the Administrator; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

            (d) Effect of Decisions by the Administrator. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees, Purchasers and any other holders of any Options or Stock Purchase Rights granted under the Plan.

      5.  Eligibility.

            (a) Options and Stock Purchase Rights may be granted to Employees and Consultants, provided that Incentive Stock options may only be granted to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he is otherwise eligible, be granted additional option(s) or Stock Purchase Right(s).

            (b) Each Option or Stock Purchase Right shall be evidenced by a written agreement, which, in the case of an Option, shall expressly identify the Option as an incentive stock option or as a nonstatutory stock option, and which shall be in such form and contain such provisions as the Administrator shall from time to time deem appropriate. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of (i) the Shares with respect to which Options designated as incentive stock options plus (ii) the shares of stock of the Company, Parent and any Subsidiary with respect to which other incentive stock options are exercisable for the first time by an Optionee during any calendar year under all plans of the Company and any Parent and Subsidiary exceed $100,000, such excess options shall be treated as nonstatutory stock options. For purposes of the preceding sentence, (i) Options shall be taken into account in the order in which they were granted, and (ii) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted. Without limiting the foregoing, the Administrator may, at any time, or from time to time, authorize the Company, with the consent of the respective recipients, to issue options in exchange for the surrender and cancellation of any or all outstanding options.

            (c) The Plan shall not confer upon any Optionee or holder of a Stock Purchase Right any right with respect to continuation of employment by or the rendition of consulting services to the Company or any Parent, nor shall it interfere in any way with his or her right or the Company's or, where applicable, a Parent's right to terminate his or her employment or services at any time, which right is hereby reserved.

      6. Term of Plan. The Plan shall become effective upon the adoption by the Board of Directors or its approval by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan (if obtained by written consent) or of a majority of the Shares present in person or by proxy at a meeting of the shareholders (if obtained at a meeting), whichever is earlier. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.


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      7.  Exercise Price of and Consideration for Shares.

            (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option or Stock Purchase Right shall be such price as is determined by the Administrator, but in no event shall it be less than 100% of the Fair Market Value of Common Stock determined as of the date of grant of the Option. In the case of an Option granted to an Employee or Consultant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value of Common Stock determined as of the date of grant of the Option.

            (b) The consideration to be paid for the Shares to be issued upon exercise of an Option or Stock Purchase Right, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant), and may consist entirely of
(i) cash, (ii) check, (iii) promissory note, (iv) other Shares of Stock of the Company which (x) in the case of Shares required upon exercise of an option either have been owed by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, frog she Company, and
(y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option or Stock Purchase Right shall be exercised, or any combination of such methods of payment, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable corporate law.

      8. Options.

            (a) Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement or the Nonstatutory Stock Option Agreement.

            (b) Exercise of Option.

                     (i) Procedure for Exercise; Rights as a Shareholder.
Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including (i) execution of a restricted stock purchase agreement with the Company in the form approved by the Administrator and containing such provisions as described in Sections 9(c) and
(d) below, and (ii) performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan; provided, however, that any Option granted to any person who is subject to Section 16 of the Exchange Act ("Insider") shall not be exercisable within the first six (6) months of its term, except that such limitation shall not apply in the event of the Optionee's death or disability prior to the expiration of the six (6) month period.

                  An Option may not be exercised for a fraction of a Share.


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                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator (and, in the case of an Incentive Stock Option, determined at the time of grant) and permitted by the Option Agreement, consist of any consideration and method of payment allowable under Section 7 of the Plan. The Company shall issue a stock certificate evidencing such shares as soon as practicable. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (ii) Termination of Status as an Employee or Consultant. Unless otherwise set forth in the Option Agreement, if an Employee or a Consultant ceases to serve as an Employee or Consultant, as applicable (including termination by reason of retirement), he or she may, but only within thirty (30) days after the date he or she ceases to be an Employee or Consultant of the Company, exercise his or her Option to the extent the Option was exercisable at the date of such termination. To the extent the Option was not exercisable at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (iii) Disability of Optionee. Notwithstanding the provisions of Section 8 (b) (ii) above, and unless otherwise set forth in the Option agreement, in the event an Employee or Consultant is unable to continue his or her employment with or to perform services for the benefit of the Company as a result of a disability, he or she may, but only within twelve (12) months from the date of disability, exercise his or her Option to the extent the Option was exercisable at the date of such disability. To the extent that the Option was not exercisable at the date of disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (iv) Death of Optionee. Unless otherwise set forth in the Option Agreement:

                        (A) if Optionee dies during the term of the Option and is at the time of his death an Employee or Consultant of the Company who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, then the Option may be exercised, at any time within twelve
(12) months following the date of death (or such other period of time as is determined by the Board) provided that it is at least six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the


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Optionee continued living and remained in Continuous Status as an Employee or
Consultant three (3) months after the date of death (or such other period of time as is determined by the Board); or

                        (B) if Optionee dies within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board) after the termination of Continuous Status as an Employee, then the Option may be exercised, at any time within one (1) year following the date of death (or such other period of time as is determined by the Board), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

      9. Stock Purchase Rights.

            (a) Rights to Purchase. After the Administrator determines that it will offer an Employee or Consultant a Stock Purchase Right, it shall advise the offeree of the terms, conditions and restrictions relating to the offer, including the number of Shares which such person shall be entitled to purchase, and the time within which such person must accept such offer, which shall in no event exceed ninety (90) days from the date upon which the Board or its Committee made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Stock Purchase Agreement in the form determined by the Board of Directors.

            (b) Issuance of Shares. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Administrator may require that the Purchaser make adequate provision for any federal and state withholding obligations of the Company as a condition to the Purchaser purchasing such Shares.

            Exercise of a Stock Purchase Right in any manner shall result in a decrease in the number of Shares which thereafter may be available for purposes of the Plan by the number of Shares as to which the Stock Purchase Right is exercised.

            (c) Repurchase Option. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of Purchaser's Continuous Status as an Employee with the Company or Parent for any reason (including death or disability). If the Administrator so determines, the purchase price for shares repurchased may be paid by cancellation of any indebtedness of Purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine, but at a minimum rate of 20% per year.

            (d) Other Provisions. The restricted stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

      10. Non-Transferability of Options and Stock Purchase Rights. The Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee or Purchaser, only by the Optionee or Purchaser.


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      11. Adjustments Upon Changes in Capitalization or Merger.

            (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option and Stock Purchase Right, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Right have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per Share covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or Stock Purchase Right.

            (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options and Stock Purchase Rights will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

            (c) Merger. In the event of a merger of the Company with or into another corporation, the Option may be assumed or an equivalent option may be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If, in such event, the Option is not assumed or substituted, the Option shall terminate as of the date of the closing of the merger. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share of Optioned Stock subject to the Option to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

      12. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Board makes the determination granting such Option or Stock Purchase Right. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.


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      13. Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee or purchaser under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422A of the Code (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment requiring shareholder approval thereunder in such a manner and to such a degree as is required.

            (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options or Stock Purchase Rights already granted and such Options or Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or Purchaser and the Administrator, which agreement must be in writing and signed by the Optionee or Purchaser and the Company.

      14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934 (the "Exchange Act"), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

      15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

            The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      16. Option and Stock Purchase Agreements. Options shall be evidenced by written option agreements in such form as the Administrator shall approve. Upon the exercise of Options or Stock Purchase Rights, the Optionee or Purchaser, as the case may be, shall sign a restricted stock purchase agreement in such form as the Board shall approve.


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      17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Shareholder approval must be obtained as described in Section 6.

      18. Financial Information. During the period when any Option or Stock Purchase Right granted under this Plan is outstanding, the Company shall make available to all holders of outstanding Options or Stock Purchase Rights annual financial statements prepared in accordance with generally accepted accounting principles.

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